STOCK PLEDGE AGREEMENT


     This STOCK PLEDGE AGREEMENT ("Agreement") is made and entered into effective as of the 4th day of November, 2005 ("Effective Date"), by and among ITECHEXPRESS, INC., a corporation organized and existing under the laws of the State of Nevada ("Pledgor"), SENIOR HOSPITALITY CORPORATION, a nonprofit public benefit corporation organized and existing under the laws of the State of California ("Pledgee"), and Best Best & Krieger LLP, a limited liability partnership organized and existing under the laws of the State of California ("Pledgeholder").

                             RECITALS

     A. Pledgor is the holder of Seventy Thousand (70,000) shares ("Shares") representing one hundred percent of the issued and outstanding stock of DRUG CONSULTANTS, INC., a corporation organized and existing under the laws of the State of California ("Company"). Pledgor and Pledgee are parties to that certain Stock Purchase Agreement, of even date herewith ("Stock Purchase Agreement"), pursuant to which Pledgee acquired the Shares.

     B. In order to consummate the transactions contemplated by the Stock Purchase Agreement, Pledgor shall execute that certain Secured Promissory Note ("Note") in the sum of Two Hundred Thousand and NO/100 Dollars ($200,000.00) payable to Pledgee.

     C. In order to induce Pledgee to accept the Note, Pledgor desires to enter into this Agreement to pledge and assign Thirty-Five Thousand Seven Hundred (35,700) of the Shares ("Pledged Shares") to Pledgee to secure the full and prompt payment and performance of the obligations ("Secured Obligations") of Pledgor under the Note, the Stock Purchase Agreement, and that certain Independent Contractor Agreement, of even date herewith, by and between Company and Carl E. Rowe, a married individual (collectively, "Transaction Documents").

                            AGREEMENT

     In consideration of the foregoing recitals and the mutual covenants and conditions set forth herein and other sufficient consideration, the parties, intending to be legally bound, agree as follows:

     1.   Grant of Security Interest.

          1.1 To secure the full and prompt payment and performance of the Secured Obligations, Pledgor hereby grants in favor of Pledgee a security interest under the California Commercial Code ("CCC") in, and does hereby pledge and hypothecate to Pledgee, and deposit with Pledgeholder, as security for the Secured Obligations, the Pledged Shares. The certificate for the Shares comprising the Pledged Shares are accompanied by instruments of assignment in the form attached as Attachment 1 hereto, duly executed in blank by Pledgor, and are being delivered concurrently herewith to Pledgeholder.

          1.2 In addition, Pledgor hereby grants to Pledgee a security interest in the following (which hereby are deemed to be included in the term "Pledged Shares"): (i) all dividends, cash, securities, instruments, and other property form time to time paid, payable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; (ii) any and all warrants, options, subscriptions or other contractual arrangements hereafter issued by Company to Pledgor for the purchase of stock or securities convertible into stock; (iii) any and all distributions made by Company with respect to the Pledged Shares, whether in cash or in-kind, by way of dividends or stock splits, or pursuant to a merger or consolidation or otherwise, or any substitute security issued upon conversion, reorganization or otherwise; (iv) any and all property hereafter delivered to Pledgor or Company in substitution for or in addition to any of the foregoing (including all securities issued pursuant to any shareholder agreement, stock purchase agreement, stock purchase rights or other agreement with respect to the capital stock of Company to which Pledgor may now or hereafter be a party, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all thereof; and (v) any and all proceeds of any of the foregoing (with the foregoing sometimes, both exclusive and inclusive of the Pledged Shares, collectively referred to herein as the "Collateral"). If any of the foregoing Collateral is received by Pledgor, then Pledgor will immediately deliver the same to Pledgeholder by proper instruments of assignment and/or stock powers executed by Pledgor in accordance with Pledgee's instructions, to be held subject to the terms of this Agreement. If Pledgor fails to make delivery to Pledgeholder in compliance with the preceding sentence, then all such Collateral shall be deemed received by Pledgor in trust for the exclusive benefit of Pledgee and shall be segregated from the other property and funds of Pledgor.

     2. Registration; Voting Rights. Until the Secured Obligations have been fully and irrevocably paid or performed, as the case may be:

          2.1 Pledgeholder shall hold the Pledged Shares for the period hereinafter specified, but all of the Pledged Shares shall be registered on the books of Company in the name of Pledgor;

          2.2 Pledgee has the sole right to vote the Pledged Shares with regard to (but only in regard to) any proposed amendment to the Articles of Incorporation of Company which would result in a change in the preferences, qualifications, limitations, restrictions, or the special or relative rights with respect to the Pledged Shares;

          2.3 Upon the occurrence of an "Event of Default" (as that term is defined in Section 4.2 hereof), all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall, upon notice by Pledgee to Pledgor, become vested in Pledgee who thereupon shall have the sole right to exercise such voting and other consensual rights and the sole right receive and hold as Collateral any dividends (and to the extent permissible, apply any such dividends to the Secured Obligations);

          2.4   Except to the extent otherwise provided in Sections 2.2 and
2.3 hereof, Pledgor has the sole right to vote the Pledged Shares.

     3. Representations and Warranties of Pledgor. Pledgor represents and warrants that:

          3.1 Pledgor owns the Pledged Shares, free and clear of all claims, mortgages, pledges, liens, encumbrances and restrictions of every nature whatsoever;

          3.2 the Pledged Shares constitute duly and validly issued, fully paid and nonassessable shares of capital stock of Company and are duly and validly pledged with Pledgee in accordance with applicable law;

          3.3 the deposit of the Pledged Shares with Pledgeholder pursuant to this Agreement create a valid and fully perfected first priority security interest in the Pledged Shares and the Collateral, securing the payment and performance of the Secured Obligations;

          3.4 no consent of any other party (including any stockholder or creditor of Pledgor) and no governmental approval is required for the exercise by Pledgee of the voting rights or other rights or remedies granted in this Agreement with respect to the Pledged Shares and/or the Collateral;

          3.5 Pledgor is duly authorized to execute and deliver this Agreement to Pledgee, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms; and

          3.6 Pledgor owns one hundred percent (100%) of the issued and outstanding capital stock of Company.

     4.   Default.

          4.1 Rights of Secured Party upon an Event of Default. Upon an Event of Default, Pledgee may, without demand or other notice of any kind, at its option:

               (a) Possession. Immediately upon demand to Pledgeholder take possession of the Pledged Shares and/or other Collateral, wherever they may be found, and Pledgeholder, after inquiry and without the necessity for any further authorization from any party, shall thereupon deliver all of the Pledged Shares and/or other Collateral to Pledgee for the purpose of permitting Pledgee to exercise its rights hereunder, and Pledgee may, at any time in its discretion and without notice to Pledgor transfer any or all of the Pledged Shares and/or other Collateral to, or register any or all of the Pledged Shares in the name of, Pledgee or any of its nominees;

               (b)   Disposal of Pledged Shares and/or Other Collateral.
Sell, lease, or otherwise dispose of the Pledged Shares and/or other Collateral (or cause Pledgeholder to do so) at a public or private sale (without advertisement) for a price which is reasonable in light of the circumstances, with or without having such Pledged Shares and/or other Collateral at the place of sale, and upon terms and in such manner as Pledgee may reasonably determine, and Pledgee is not obligated to sell the any of the Pledged Shares and/or Collateral at any such noticed sale, and Pledgee may purchase the Pledged Shares and/or other Collateral at any such public sale and credit bid all or any part of the Secured Obligations then outstanding; provided, however, that notwithstanding any provision to the contrary in the CCC, Pledgee shall give the defaulting Pledgor not less than ten (10) calendar days notice (which shall be deemed reasonable whenever the CCC requires that notice be reasonable) of the date on which any public sale or private sale will be held; and

               (c) Other Rights and Remedies. Exercise all of its rights and remedies under the CCC and any other applicable law.

               Pledgor hereby appoints Pledgee as Pledgor's attorney-in-fact effective upon the occurrence of an Event of Default, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion to take any action and to execute any instrument which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

          4.2 Events of Default. An "Event of Default" shall occur with respect to Pledgor upon the happening of any of the following events:

               (a) Default or Breach Under the Transaction Documents. Any default or other breach by Pledgor under the Transaction Documents (including any agreement, document, or instrument delivered in accordance therewith);

               (b) Default of Breach Under this Agreement. Any default or breach by Pledgor under this Agreement;

               (c) Attachment. The levy of, or any attachment, execution or other process against, the Pledged Shares owned by Pledgor or the assets of Pledgor or Company; or

               (d) Bankruptcy. The general assignment for the benefit of Pledgor or Company, or the filing of any petition in bankruptcy or for relief under the provisions of the Federal Bankruptcy Act, by or against Pledgor or Company; or the appointment of a receiver by any court, whether permanent or temporary, for all or substantially all of the property of Pledgor or Company.

     5. Covenants of Pledgor. Until the Secured Obligations have been fully and irrevocably paid or performed, as the case may be, Pledgor covenants and agrees that it shall:

          5.1 Information Affecting Pledged Shares. Promptly notify Pledgee of any attachment or other legal process levied against any of the Pledged Shares or the Collateral or the assets of Pledgor or Company and any information received by Pledgor relative to the Pledged Shares or the Collateral or the assets of Pledgor or Company which may materially affect the value of such Pledged Shares or the Collateral or the rights and remedies of Pledgee in respect thereto;

          5.2 Execution of Documents. Execute any and all documents and do all other things reasonably requested by Pledgee as necessary or appropriate to perfect the first priority security interest in the Pledged Shares and the Collateral. Pledgor hereby appoints Pledgee as Pledgor's attorney-in-fact to do, at Pledgee's option and at Pledgor's expense, all acts and things which Pledgee may reasonably deem necessary or desirable to perfect and continue the perfection and priority of such security interest hereby created;

          5.3 Sales or Encumbrances of the Pledged Shares. Not sell, convey, retire or otherwise dispose of all or any of the Pledged Shares or any interest therein, beneficial or otherwise, or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance, or any security interest whatsoever in or with respect to any of the Pledged Shares or the proceeds thereof, other than that created hereby;

          5.4 Sales or Encumbrances of Collateral (Other than the Pledged Shares). Not sell, convey, retire or otherwise dispose of all or any of the Collateral (other than the Pledged Shares) or any interest therein, beneficial or otherwise, or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance, or any security interest whatsoever in or with respect to any such Collateral or the proceeds thereof, other than that created hereby and without the prior written consent of Pledgee;

          5.5 Dilution of Capital Stock. Not cause or permit Company to issue any stock or other securities (including any warrants, options, subscriptions or other contractual arrangements for the purchase of stock or securities convertible into stock) in addition to or in substitution for the Pledged Shares. Pledgor will deliver hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all writings evidencing any additional shares together with executed stock powers duly endorsed in blank;

          5.6 Maintenance of Good Standing; No Liquidation or Dissolution. Until Pledgeholder returns the certificates representing the Pledged Shares to Pledgor and such Pledged Shares and the Collateral are released from the security interest hereof in accordance with Section 6 hereof, Pledgor shall cause Company and Pledgor to maintain in good standing its corporate existence and its right to transact business in those jurisdictions in which it is now or hereafter doing business. Pledgor shall not at any time liquidate or dissolve Company or Pledgor, or cause the same to occur, without the prior written consent of Pledgee; and

          5.7 Additional Security Interests. Pledgor agrees not (1) to sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Shares, (2) to create or permit to exist any security interest upon or with respect to any of the Pledged Shares, except for the security interest created by this Agreement, or (3) to enter into any other contractual obligations which may restrict or inhibit Pledgee's right or ability to sell or otherwise dispose of the Pledged Shares or any part thereof after the occurrence of an Event of Default.

     6. Termination; Return of Pledged Shares. In the event all of the Secured Obligations have been fully and irrevocably paid and performed, as the case may be, and Pledgee has received a written request from Pledgor in connection therewith, Pledgee will, at Pledgor's sole cost and expense, cause Pledgeholder to return to Pledgor all certificates representing the Pledged Shares that have, and cause the release of all security interests covering the Collateral that has, not been sold, disposed of, retained or applied to the Secured Obligations, with, in the case of the Pledged Shares, the stock powers executed by Pledgor attached, and such Pledged Shares and Collateral will be deemed released from any security interest hereunder.

     7.   Pledgeholder Rights and Duties.

          7.1 Notices. Pledgee shall deliver to Pledgeholder copies of all notices that Pledgee may give to Pledgor under the provisions hereof concurrently with the giving thereof to Pledgor.

          7.2 Disputes. If conflicting demands are made upon Pledgeholder, or if Pledgeholder is unable to determine from the information available to it the manner in which it should proceed under this Agreement, Pledgeholder may file an interpleader, or other appropriate action, to have the dispute or uncertainty determined by an appropriate court of law. Pledgeholder shall not be held liable for the sufficiency or correctness as to form, manner or execution or validity of any instrument deposited or referred to in this Agreement and Pledgeholder's duties hereunder shall be limited to the safekeeping of such money, instruments, or other documents received by it and to the disposition of the same in accordance with the written instruments and instructions accepted hereunder. Pledgor agrees to pay on demand, as well as to indemnify, defend and hold Pledgeholder harmless from, all costs, expenditures, obligations, liabilities and expenses whatsoever which Pledgeholder may incur and sustain, without gross negligence, in connection with, or arising out of, its rights and duties under this Agreement, and Pledgeholder is hereby given a lien upon all of the rights, titles, and interests of Pledgor in all its property and monies, subject only to the security interests therein of Pledgee created by this Agreement, to protect Pledgeholder's rights and to indemnify and reimburse Pledgeholder hereunder.

          7.3 Successors. If Pledgeholder shall resign or be unable to serve, it shall be succeeded by such successor as Pledgee shall appoint, with the written approval of Pledgor, or, if no appointment is made and approved as aforesaid, by a bank or trust company appointed by a court of competent jurisdiction. Any party or Pledgeholder may petition such a court to appoint a successor Pledgeholder. The resigning Pledgeholder shall, upon payment in full by Pledgor or all its costs and expenses incurred in connection with, or arising out of, this Agreement, transfer to its successor all stock, money and other property then held subject to this Agreement, and shall thereupon be discharged, and the successor shall thereupon succeed to all the rights, powers, and duties and shall assume all the obligations of the resigning Pledgeholder.

          7.4 Expenses. After an Event of Default, Pledgeholder may consult with counsel selected or employed by Pledgeholder or represent itself, at the sole cost and expense of the defaulting Pledgor, and shall be fully and adequately protected with respect to any action under this Agreement taken or suffered by Pledgeholder. Should Pledgeholder represent itself in connection with an Event of Default, Pledgor shall pay Pledgeholder's costs and expenses in connection therewith, including reasonable attorneys' fees. Pledgeholder shall not be responsible for the collection of any monies provided to be paid to it, nor for the genuineness or validity of any documents deposited with it under this Agreement. Pledgeholder shall not be responsible for any action or omission hereunder on its part so long as such act or omission is without gross negligence.

     8. Custody and Preservation of the Collateral. The powers conferred on Pledgee and Pledgeholder hereunder are solely to protect Pledgee's interest in the Collateral (including the Pledged Shares) and shall not impose any duty on either to exercise any such powers. Except, as to Pledgeholder, for the safe custody of such Collateral, if any, in its possession and the accounting for monies actually received by it hereunder, neither Pledgee nor Pledgeholder otherwise shall have any duty as to such Collateral. It is expressly acknowledged and agreed that neither Pledgee nor Pledgeholder shall have any responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Pledged Shares, or (ii) taking any necessary steps to preserve rights against any third parties with respect to such Collateral. Pledgee and Pledgeholder shall be deemed to have exercised reasonable care in the custody and preservation of any such Collateral in its possession even if, upon or after the occurrence of an Event of Default, either fails to sell or convert such Collateral which is falling in market value, but either may do so, upon or after the occurrence of an Event of Default, at its option and all reasonable expenses incurred in connection therewith shall be for the sole account of Pledgor. The failure of either of Pledgee or Pledgeholder to preserve or protect any rights with respect to such Collateral against other parties will not be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

     9.   Miscellaneous.

          9.1 Remedies Cumulative. The rights and remedies provided herein in favor of Pledgee shall not be deemed exclusive or construed as limiting, but shall be cumulative and shall be in addition to all of the rights and remedies existing at law or in equity.

          9.2 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized by a court of competent jurisdiction shall be ineffective only to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality thereof.

          9.3 Waiver of Rights, Modification of Agreement. No delay on the part of Pledgee in exercising any of Pledgee's options, powers or rights, or the partial or single exercise thereof, shall constitute a waiver thereof. No provision of this Agreement may be changed, waived, modified or varied in any manner orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, modification or variation is sought.

          9.4 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given to Pledgor and Pledgee in the manner set forth in the Stock Purchase Agreement, and the same to Pledgeholder shall be given as follows:

               Best Best & Krieger LLP
               3750 University Avenue, Suite 400
               Riverside, California 92501
               Attn: Dwight M. Montgomery, Esq.

          9.5 Successors; Agreement Binding Upon Successors. This Agreement is binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, successors, transferees or assigns. Pledgor may not delegate or transfer any of its obligations under this Agreement without the prior written consent of Pledgee. With respect to Pledgor's successors and assigns, such successors and assigns include any receiver, trustee or debtor-in-possession of or for Pledgor.

          9.6 Arbitration. Any dispute arising out of, or relating to, this Agreement or the breach, termination or the validity hereof, shall be settled by arbitration in accordance with the then current End Dispute Judicial Arbitration and Mediation Services (JAMS) rules for arbitration of business disputes by a sole arbitrator who shall be a former superior court or appellate court judge or justice with experience in resolving business disputes. The arbitration shall be governed by the California Code of Civil Procedure Section 1280 et seq. and the parties intend this procedure to be specifically enforceable in accordance with such provisions. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be in Riverside County, California. THE ARBITRATOR IS NOT EMPOWERED TO AWARD DAMAGES IN EXCESS OF COMPENSATORY DAMAGES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPERT WITNESS
FEES) AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO RECOVER SUCH DAMAGES (INCLUDING, WITHOUT LIMITATION, PUNITIVE DAMAGES) IN ANY FORUM. The arbitrator may award equitable relief in those circumstances where monetary damages would be inadequate. The arbitrator shall be required to follow the applicable law as set forth in the governing law section of this Agreement. The arbitrator shall award reasonable attorneys' fees and costs of arbitration to the prevailing party in such arbitration.

          9.7 Attorneys' Fees and Other Costs. Pledgor will reimburse Pledgee for all expenses incurred by Pledgee in seeking to collect and enforce the Secured Obligations and any other rights under this Agreement or any other instrument, document or agreement (including the Transaction Documents) evidencing or executed in connection with any of the Secured Obligations or otherwise with the transactions contemplated by the Stock Purchase Agreement, including reasonable attorneys' fees, and actual attorneys' expenses (whether or not there is litigation or arbitration), court costs and all costs in connection with any proceedings under the United States Bankruptcy Code, and any expenses incurred on account of damage to any property to which any of the Collateral may be affixed. Notwithstanding the foregoing, Pledgor shall not be obligated to pay any costs or attorney's fees of Pledgee in any action in which Pledgor is the prevailing party over Pledgee.

          9.8 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of California.

          9.9 Reinstatement. This Agreement and any and all security interests created or evidenced hereby will continue to be effective or be reinstated, as the case may be, as though such payments had not been made, if at any time any amount received by Pledgee in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Pledgee, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor, any substantial part of its assets, or otherwise.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                 [signatures follow on next page]


                  ("Pledgor"):

                  ITECHEXPRESS, INC.
                  a Nevada corporation

                        /s/ David Walters
                  By:   __________________________________
                  Name: David Walters
                  Its:  President

                        /s/ Keith Moore
                  By:   __________________________________
                  Name: Keith Moore
                  Its:  Secretary



                  ("Pledgee"):

                  SENIOR HOSPITALITY CORPORATION
                  a California nonprofit public benefit corporation

                         /s/ Carl E. Rowe
                  By:   __________________________________
                  Name: Carl E. Rowe
                  Its:  President

                         /s/ Margaret Luggar
                  By:   __________________________________
                  Name: Margaret Luggar
                  Its:  Secretary


                  ("Pledgeholder"):

                  BEST BEST & KRIEGER LLP
                  a California limited liability partnership

                        /s/ Glen W. Price
                  By:   __________________________________
                  Name: Glen W. Price
                  Its:  Partner





                           ATTACHMENT 1

                          Pledged Shares



Shareholder               Number of Shares        Share Certificate No.


ITECHEXPRESS, INC.             35,700                  12





                           ATTACHMENT 2

                     Form of Stock Assignment


   Attached.

            STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE


   FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _________________________________________, Thirty-Five Thousand Seven
Hundred (35,700) shares of the common stock of DRUG CONSULTANTS, INC., a California corporation ("Corporation"), standing in its name on the books of said Corporation represented by Certificate No. 12 herewith, and does hereby irrevocably constitute and appoint Dwight M. Montgomery, Esq., or other partner of Best Best & Krieger LLP, a California limited liability partnership, to transfer said stock on the books of the within-named Corporation with full power of substitution.

DATED: November 4, 2005

                  ITECHEXPRESS, INC.
                  a Nevada corporation


                  By:    _________________________________
                  Name:  _________________________________
                  Its:   President


                  By:    __________________________________
                  Name:  _________________________________
                  Its:   Secretary